UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: August 8, 2005
                        (Date of earliest event reported)


                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



             Nevada                    0-17371                  88-0182808
  (State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation or           File Number)          Identification Number)
        organization)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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Item 1.01.  Entry into a Material Definitive Agreement.

        Please see the disclosure under Item 3.02 below.

Item 3.02.  Unregistered Sales of Equity Securities.

        On August 10, 2005, Quest Resource Corporation (the "Company") sold 400,000 shares of its restricted common stock, par value $0.001 per share, to an individual investor in exchange for $800,000 cash. The sale, plus the previous reported sale of 600,000 shares of restricted common stock, completed the Company's goal of selling a total of 1,000,000 shares of restricted common stock. The Company issued the 400,000 shares of restricted common stock in a private offering that was exempt from the registration requirements of the Securities Act of 1933 (the "Act"), pursuant to an exemption from the registration requirements under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

        After issuing the 400,000 shares in the private offering described above, the Company loaned the $800,000 of sale proceeds to its subsidiary, Quest Cherokee, LLC ("Quest Cherokee"). Quest Cherokee's obligation to repay the Company the $800,000 is represented by a promissory note (the "Quest Note") that provides for interest to accrue on the unpaid principal at a 15% annual rate. The Quest Note's maturity date is October 22, 2010. After giving effect this loan, Quest Cherokee's borrowings from the Company will total $2,000,000.

        On August 8, 2005, Quest Cherokee also received a $3,000,000 loan from Cherokee Energy Partners LLC ("Cherokee Energy Partners"). Quest Cherokee's obligation to repay the $3,000,000 is represented by a promissory note (the "Cherokee Note") that provides for interest to accrue on the unpaid principal at a 15% annual rate. The Cherokee Note's maturity date is October 22, 2010.

        Additionally, on August 10, 2005, the Company and Cherokee Energy Partners entered into an Intercreditor Agreement. Under the Agreement, the Company and Cherokee Energy Partners will share pro-rata any amount that Quest Cherokee pays on either the Quest Note or the Cherokee Note, with the Company receiving 40% of any payments and Cherokee Energy Partners receiving 60% of any payments. Concurrent with the signing of the Intercreditor Agreement on August 10, 2005, the Company and Cherokee Energy Partners terminated the Intercreditor Agreement they entered into on July 29, 2005.


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


                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            QUEST RESOURCE CORPORATION



                                            By: /s/ Jerry D. Cash
                                                -------------------------------
                                                Jerry D. Cash
                                                Chief Executive Officer

        Date: August 12, 2005





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